                                                                     EXHIBIT 3.2

                              BGF INDUSTRIES, INC.
                    WRITTEN CONSENT OF THE SOLE SHAREHOLDER
                           IN LIEU OF SPECIAL MEETING

The undersigned, being the sole shareholder of BGF Industries, Inc. (the "Corporation"), and acting pursuant to the Delaware General Corporation Law, does hereby consent to and adopt the following resolutions without formal meeting:

Number of Directors
-------------------

          RESOLVED, that Article III of the Bylaws of the Corporation are hereby amended to reduce the number of directors to two.

Election of Directors
---------------------

          RESOLVED, that the following persons are hereby elected as directors of the Corporation to serve until their successor has been duly elected and qualified:

                         Robert Porcher
                         Graham A. Pope

     WITNESS the signature of the undersigned, this the 11th day of October, 1991.

                                           GLASS HOLDINGS, INC.

                                           By:  /s/ Robert Porcher
                                                -------------------
                                                Robert Porcher

                                   MINUTES OF
                           THE BOARD OF DIRECTORS OF
                              BGF INDUSTRIES, INC.


     A meeting of the Board of Directors of BGF Industries, Inc. was held on May 3, 1989, at 10:30 a.m. in the corporate offices at 301 North Elm Street, Greensboro, North Carolina. All directors were present and participating in the meeting which included Robert Porcher, Gregoire Giraud, Graham A. Pope, Charles
M. Travis and Paul Chatelus.

     Robert Porcher, Chairman and Chief Executive Officer of the Corporation, presided at the meeting. Howard L. Williams assisted in reviewing requisite resolutions to be adopted by the Board. The following resolutions, upon motion made and properly seconded, were unanimously adopted by the Board:

Ratification of Officers and Executive Committee Action
-------------------------------------------------------

Motion made by Graham A. Pope and seconded by Charles M. Travis.

          RESOLVED, the action of the Officers and Executive Committee of the Corporation taken since the inception of the Corporation is ratified and approved.

Indemnification of Directors and Officers
-----------------------------------------

Motion made by Graham A. Pope and seconded by Charles M. Travis.

          RESOLVED, bylaws of the Corporation are hereby amended by the insertion of Article V regarding "Indemnification" of Directors and Officers and renumbering of the Article V to Article VI and all subsequent Articles of the bylaws in like manner.

                                   ARTICLE V

                                INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. DERIVATIVE SUITS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. INDEMNITEE SUCCESSFUL ON THE MERITS. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. DETERMINATION OF RIGHT TO INDEMNITY. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding ("Disinterested Directors"), or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 5. ADVANCE EXPENSES. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 6.  APPLICATION FOR INDEMNITY OR ADVANCES.

     (a) A person described in Sections 1 or 2 may apply to the corporation in writing for indemnification or advance expenses. Such application shall be addressed to the Secretary or, in the absence of the Secretary, to any officer of the corporation. The corporation shall respond in writing to such applications as follows: to a request for indemnity under Sections 1 or 2, within sixty (60) days after receipt of the application; to a request for advance expenses under Section 5, within twenty (20) days after receipt of the application.

     (b) The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided in the preceding subsection (a). In any such action, the claimant shall be entitled to prevail upon establishing that he or she is entitled to indemnification or advance expenses, and the corporation shall have the burden of establishing, as a defense, that the liability or expense was incurred on account of activities with respect to which such person did not act in good faith or in a manner he
                                      ---
reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including a reasonable attorneys' fee) of such action.

     SECTION 7. NON-EXCLUSIVITY AND SURVIVAL OF RIGHTS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 9. DEFINITIONS. For purposes of this Article, the term "other enterprise" shall include an employee benefit plan; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director of the corporation which imposes duties on, or involves services by, such director with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the corporation shall nevertheless indemnify each person described in Sections 1 and 2 to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.

Executive Committee
-------------------

Motion made by Graham A. Pope and seconded by Charles M. Travis.

          RESOLVED, Section 8 of Article III of the By-Laws shall be amended by inserting the following unnumbered paragraph at the end of Section 8:

          The following officers, Chairman, Vice-Chairman, and President, shall be designated and shall constitute an Executive Committee, which committee shall have and may exercise all the authority (including the payment of dividends) of the Board of Directors in the management of the Corporation in meetings of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Election of officers
--------------------

Motion made by Charles M. Travis and seconded by Graham A. Pope.

          RESOLVED, that the following persons be, and they hereby are, elected as officers of the Corporation to serve as such until their successors shall have been duly elected and qualified:

          Chairman, Chief Executive Officer    Robert Porcher
          Vice Chairman                        Gregoire Giraud
          President, Chief Operating officer   Graham A. Pope
          Vice President of
             Administration and Finance        R. Richard Sipe
          Secretary                            Philippe Dorier
          Assistant Secretary                  R. Richard Sipe

Contribution to Tax Savings and Profit Sharing Plan
---------------------------------------------------

Motion made by Paul Chatelus and seconded by Charles M. Travis.

          RESOLVED, a contribution of an amount equal to three percent (3%) of compensation for all eligible employees of the Tax Savings and Profit Sharing Plan for the calendar year 1988 is approved and ratified.

Appointment of Auditors
-----------------------

Motion made by Charles M. Travis and seconded by Graham A. Pope.

          RESOLVED, the firm of Peat Marwick Main & Co. is appointed auditors for the Corporation.

          Following the adoption of the resolutions, R. Richard Sipe reviewed the financial statements of the corporation citing the increase in sales from previous years and the projected sales volume for the 1989 year. In addition to the review of financial statements, Mr. Sipe reviewed the new on-line computer cash management service that was available through Wachovia Bank & Trust Co. He further reported that the company was in compliance with all of the covenants of the acquisition indebtedness.

          Graham A. Pope, President, reported on business operations citing the influx of new people and new responsibilities that people were assuming for the forthcoming year.

          After the formal discussion, the meeting was adjourned for informal discussion among directors and officers of the corporation.

          These minutes were recorded as of the 3rd day of May, 1989.

                                   /s/ Howard L. Williams
                                   -------------------------
                                   Howard L. Williams
                                   Recorder

Approved:

    10-9-90
---------------
     Date

                              BGF INDUSTRIES, INC.

                                WRITTEN CONSENT
                            BY THE SOLE STOCKHOLDER
                           IN LIEU OF SPECIAL MEETING

          The undersigned, being the sole stockholder of BGF Industries, Inc. (the "Corporation"), acting pursuant to Section 228 of Delaware General corporation Law, does hereby consent to and adopt the following resolutions without formal meeting:

          RESOLVED, Section 8 of Article III of the By-Laws shall be amended by inserting the following unnumbered paragraph at the end of Section 8:

          The following officers, Chairman, Vice-Chairman, President, and Vice-President of Manufacturing, shall be designated and shall constitute an Executive Committee, which committee shall have and may exercise all the authority of the Board of Directors in the management of the corporation in meetings of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     IN WITNESS WHEREOF, the undersigned has executed this consent as of the 13th day of September, 1988.


                                            GLASS HOLDINGS CORP.

                                            By:  /s/  Robert Porcher
                                                 -------------------
                                                 Robert Porcher

                                    BY-LAWS
                                       of
                              BGF INDUSTRIES, INC.

                           STATEMENT OF ORGANIZATION
                              BY SOLE INCORPORATOR
                                       OF
                              BGF INDUSTRIES, INC.


          I, the undersigned, as sole incorporator of BGF INDUSTRIES, INC. (the "CORPORATION"), do hereby take the following actions to organize the
Corporation:

          FIRST:  The name of the Corporation is BGF INDUSTRIES, INC.

          SECOND: The Certificate of Incorporation of the Corporation (then named BGF Glass Fabrics, Inc.) was duly filed in the office of the Secretary of State of Delaware on the 2nd day of March, 1988.

          THIRD: The By-Laws which are annexed hereto are hereby adopted as the By-Laws of the Corporation for the regulation of its affairs.

          FOURTH: The following named persons are hereby elected the directors of the Corporation, to hold office until the first annual stockholders' meeting and until their successors are duly elected and qualified:

                    Robert Porcher        Chairman

                    Gregoire Giraud       Vice Chairman

           I hereby execute this Statement as of this 9th day of March, 1988.

                                    /s/  Raymond F. Steckel
                                    ------------------------
                                    Raymond F. Steckel

                                    BY-LAWS
                                       OF
                              BGF INDUSTRIES, INC.

                               TABLE OF CONTENTS
                               -----------------


                                              Page
                                              ----

ARTICLE I - Offices

 Section 1  - Registered Office                 1
 Section 2  - Other Offices                     1

ARTICLE II - Meetings of Stockholders

 Section 1  - Annual Meetings                   1
 Section 2  - Other Meetings                    1
 Section 3  - Voting                            2
 Section 4  - Quorum                            2
 Section 5  - Special Meetings                  2
 Section 6  - Notice of Meetings                3
 Section 7  - Action Without Meeting            3

ARTICLE III - Directors

 Section 1  - Number and Term                   3
 Section 2  - Resignations                      3
 Section 3  - Vacancies                         3
 Section 4  - Removal                           4
 Section 5  - Increase or Decrease of Number    4
 Section 6  - Powers                            4
 Section 7  - Conference Call                   4
 Section 8  - Committees                        4
 Section 9  - Meetings                          5
 Section 10 - Quorum                            5
 Section 11 - Compensation                      5
 Section 12 - Action Without Meeting            5

ARTICLE IV - Officers

 Section 1 - Officers                           6
 Section 2 - Other Officers and Agents          6
 Section 3 - Chairman                           6
 Section 4 - President                          6
 Section 5 - Vice President                     7
 Section 6 - Treasurer                          7
 Section 7 - Secretary                          7
 Section 8 - Assistant Treasurers and
              Assistant Secretaries             7


                                      (i)

ARTICLE V - Miscellaneous

 Section 1 - Certificate of Stock               8
 Section 2 - Lost Certificates                  8
 Section 3 - Transfer of Shares                 8
 Section 4 - Stockholders Record Date           8
 Section 5 - Dividends                          9
 Section 6  - Seal                              9
 Section 7 - Fiscal Year                        9
 Section 8 - Checks                             9
 Section 9 - Notice and Waiver of Notice        9

ARTICLE VI - Amendments                        10

                                     (ii)

                                    BY-LAWS
                                       OF
                              BGF INDUSTRIES, INC.

                                   ARTICLE I

                                    OFFICES

          SECTION 1. REGISTERED OFFICE. The registered office shall be located at 229 South State Street, City of Dover, County of Kent, State of Delaware 19901. The Prentice-Hall Corporation System, Inc. shall be the registered agent of the corporation.

          SECTION 2. OTHER OFFICES. The corporation may have other offices either within or without the State of Delaware at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on the last Monday in June of the year in question.

          If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

          SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

          SECTION 3. VOTING. Except as otherwise provided in the Certificate of Incorporation each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy for each share of capital stock held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder or director, the vote for directors and the vote upon any question before the meeting shall be by ballot, but otherwise voting may be by voice vote. All elections for directors shall be decided by plurality vote of each class of stock voting separately as a class; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

          A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

          SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman or Secretary, or by resolution of the directors.

          SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

          SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

          SECTION 1. NUMBER AND TERM. The number of directors initially shall be five. The Board of Directors, by resolution, may from time to time change the number of directors. The directors shall, except for filling vacancies, be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor is elected and qualifies. Directors need not be stockholders.

          SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

          SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

          SECTION 5. INCREASE OR DECREASE OF NUMBER. The number of directors may be increased or decreased by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders at the annual meeting or at a special meeting called for the purpose. Any newly created directorships may be filled in the same manner as a vacancy.

          SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

          SECTION 7. CONFERENCE CALL. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or Committee by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation pursuant to this section shall constitute presence at such meeting.

          SECTION 8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          SECTION 9. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

          Regular meetings of the directors may be held without notice at such place and times as shall be determined from time to time by resolution of the directors.

          Special meetings of the board may be called by the Chairman or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

          SECTION 10. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

          SECTION 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

          SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman, President, Treasurer and Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents, and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.

          SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 3. CHAIRMAN. The Chairman shall be the chief executive officer of the corporation, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the Board of Directors and the stockholders if present thereat, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

          SECTION 4. PRESIDENT. The President shall be the chief-operating officer of the corporation. He shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

          SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chairman or President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

          SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman, and attest the same.

          SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 1. CERTIFICATES OF STOCK. A certificate of stock, signed by the Chairman, President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

          SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

          SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

          SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

          SECTION 6. SEAL. The corporate seal of the corporation shall bear the name of the corporation and the words "Delaware 1988". The corporation may also have such other seals as the Board of Directors shall deem appropriate, including "OFFICIAL CORPORATE SEAL". A corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

          SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

          SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

          SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage paid, addressed to the person entitled thereto at his address as it appears on the records of the corporation and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

          Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI

                                   AMENDMENTS

          These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.